Exhibit 10.6

Execution Version

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

INVESTOR RIGHTS AGREEMENT

Made as of June 24, 2022

Among

iANTHUS CAPITAL HOLDINGS, INC.

iANTHUS CAPITAL MANAGEMENT, LLC

CERTAIN INVESTORS

Execution Version

TABLE OF CONTENTS

INVESTOR RIGHTS AGREEMENT		1

Article 1 DEFINED TERMS		3

1.1	Definitions	3

1.2	Meaning of “Held” in Relation to Common Shares	8

1.3	Schedules	8

Article 2 VOTING AGREEMENT		8

2.1	Voting Agreement	8

Article 3 BOARD COMPOSITION AND RELATED MATTERS		9

3.1	Nomination Right	9

3.2	Appointment of CEO	10

3.3	Board Size	10

3.4	Nomination Procedure – Meetings	11

3.5	Resignation and Replacement of Nominees	11

3.6	Election or Appointment	11

3.7	Obligations of the Corporation	12

3.8	Shareholder Support	12

3.9	Qualifications	13

3.10	Failure to Designate	13

3.11	Committees	13

3.12	Observers	13

3.13	Subsidiary Governance	14

3.14	D&O Insurance and Indemnity Agreement	14

3.15	Director Compensation	15

3.16	Chair of the Board	15

3.17	Board Matters	15

Article 4 INFORMATION RIGHTS		15

4.1	Financial Statements	15

4.2	Securities Filings	16

4.3	Other Information	16

4.4	Notices of Material Adverse Changes, Proceedings, etc.	16

4.5	Inspection Rights	16

4.6	Tax Reporting	16

ii

Execution Version

Article 5 COVENANTS OF THE INVESTORS		17

5.1	Notice of Drop of Debt Exchange Common Share Percentage below 5%	17

5.2	Gotham Voting Restriction	17

5.3	Gotham Standstill	18

5.4	Additional Representations and Covenants of the Investors	18

Article 6 DISPUTE RESOLUTION		19

6.1	Arbitration	19

Article 7 AMENDMENT, WAIVER AND TERMINATION		20

7.1	Amendment and Waiver	20

7.2	Termination	21

7.3	Effect of Termination	21

Article 8 CONFIDENTIALITY		22

8.1	Confidential Information	22

Article 9 MISCELLANEOUS		23

9.1	Headings	23

9.2	Gender and Number	24

9.3	Currency	24

9.4	Governing Law	24

9.5	Specific Performance	24

9.6	Successors and Assigns; Joinder	24

9.7	Entire Agreement	24

9.8	Further Assurances	24

9.9	Severability	25

9.10	Time of the Essence	25

9.11	Delays or Omissions	25

9.12	Notices	25

9.13	Counterparts	27

SCHEDULE 5.2 SAMPLE VOTING RESTRICTION CALCULATION		1

SCHEDULE 9.6 JOINDER AGREEMENT		1

Schedule 5.2 – Sample Voting Restriction Calculation	A-1

Schedule 9.6 – Joinder Agreement	B-1

iii

Execution Version

INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 24th day of June, 2022 (the “Effective Date”).

AMONG:

iANTHUS CAPITAL HOLDINGS, INC., a

corporation existing under the laws of the Province

of British Columbia

(the “Corporation”)

– and –

iANTHUS CAPITAL MANAGEMENT, LLC,

a Delaware limited liability company

(“ICM”)

– and –

EACH OF THE OTHER SIGNATORIES

(INCLUDING BY JOINDER AGREEMENT)

THAT IS AFFILIATED WITH GOTHAM

GREEN PARTNERS, LLC

(collectively, “[*]”)

– and –

[*] AND EACH OF ITS AFFILIATES THAT

ARE SIGNATORIES (INCLUDING BY

JOINDER AGREEMENT)

(collectively, “[*]”)

– and –

[*] AND EACH OF THEIR

AFFILIATES THAT ARE SIGNATORIES

(INCLUDING BY JOINDER AGREEMENT)

(collectively, “[*]”)

Execution Version

– and –

[*] AND EACH OF ITS AFFILIATES THAT ARE

SIGNATORIES (INCLUDING BY JOINDER

AGREEMENT)

(collectively, “[*]”)

WHEREAS each of [*], [*], [*] and [*] is an investor in the Corporation and ICM, and until such time as it ceases to be bound by this Agreement pursuant to Section 7.2(a), each is an “Investor” and collectively they are the “Investors”;

AND WHEREAS pursuant to a restructuring support agreement dated July 10, 2020 entered into by, among others, the Corporation, ICM, and each of the Investors, the Corporation proposed an amended and restated plan of arrangement dated August 6, 2020 which has been adopted and approved by the Supreme Court of British Columbia pursuant to the British Columbia Business Corporations Act to implement a recapitalization transaction and which took effect on the Effective Date (the “Plan”);

AND WHEREAS pursuant to the Plan, on the Effective Date, the Investors were issued Common Shares (as defined below) (the “Debt Exchange Common Shares”);

AND WHEREAS pursuant to the Plan, on the Effective Date, the secured lenders (including Gotham) holding 13.0% senior secured notes of ICM due May 14, 2021 (the “Prior Secured Notes”) issued pursuant to that certain Second Amended and Restated Secured Debenture Purchase Agreement dated July 10, 2020, by and among the Corporation, ICM, the holders of such senior secured notes, and certain others have among other things been deemed to exchange their Prior Secured Notes for new 8.0% senior secured notes of ICM due on the date that is five years following the Effective Date (“New Secured Notes”), which are governed by that certain Third Amended and Restated Debenture Purchase Agreement dated effective the Effective Date (as it may be amended, restated or amended and restated from time to time, the “A&R DPA”), certain new 8.0% unsecured debentures, due on the date that is five years following the Effective Date (“New Unsecured Notes”), which are governed by that certain Unsecured Debenture Agreement dated effective the Effective Date (the “Unsecured Debenture Agreement”), and certain Debt Exchange Common Shares;

AND WHEREAS pursuant to the Plan, on the Effective Date, the holders (including [*], [*], and [*]) of the 8.0% unsecured convertible debentures of the Corporation maturing on March 15, 2023 have received certain New Unsecured Notes and certain Debt Exchange Common Shares in full settlement of such 8.0% unsecured convertible debentures;

AND WHEREAS as of the Effective Date, the Corporation’s board of directors (the “Board”) is comprised of the “New Directors” as defined under the Plan which, as of the Effective Date will be comprised of: (i) two nominees of the holders of Prior Secured Notes; (ii) one nominee of [*], (iii) one nominee of [*], and (iv) one nominee of [*], and shortly after the Effective Date, a third nominee of the holders of the Prior Secured Notes will join the Board, thereby increasing the size of the Board to six, and upon the appointment of a new CEO (as defined below), the CEO will join the Board, as contemplated below, thereby increasing the size of the Board to seven;

Execution Version

AND WHEREAS the Investors are entering into this Agreement to provide for certain rights of the Investors and to provide for certain other matters concerning their relationship as Shareholders;

AND WHEREAS the Plan contemplates that a Voting Agreement (as defined in the Plan) shall be entered into among the Corporation, ICM and the Investors in form and substance acceptable to the Investors, effective on the Effective Date, and the Parties wish to confirm that this Agreement, together with the Registration Rights Agreement, is the “Voting Agreement” as defined in the Plan;

NOW THEREFORE, in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration provided for under the Plan, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

1.1	Definitions

As used in this Agreement the following terms shall have the following respective meanings (all other capitalized terms used in this Agreement but not defined herein shall have the meaning given to them in the Plan):

(a)	“A&R DPA” has the meaning set forth in the recitals hereto;

(b)	“Act” means the Business Corporations Act (British Columbia) and the regulations thereto, as now in effect and as it may be amended from time to time;

(c)

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons, Controls, or is Controlled by, or is under common Control with, such specified Person;

(d)	“Agreement” means this Investor Rights Agreement and all schedules hereto, as it may be amended or modified in accordance with Section 7.1 from time to time;

(e)	“Approved Change of Control Transaction” means a Change of Control Transaction that has been approved in accordance with Section 3.17;

(f)	“Articles” means the articles of the Corporation;

(g)	“Board” has the meaning set forth in the recitals hereto;

Execution Version

(h)	“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in Toronto, Ontario, or New York, New York;

(i)

“Canadian Securities Laws” means all applicable Canadian securities laws, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the Canadian securities authorities in the applicable jurisdictions in Canada;

(j)	“Change of Control Transaction” means

(i)

an event as a result of or following which any person, or group of persons “acting jointly or in concert” within the meaning of Canadian Securities Laws, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares;

(ii)	a sale or other transfer of all or substantially all of the consolidated assets of the Corporation; or

(iii)

a sale, merger, reorganization or other similar transaction or series of transactions involving the Corporation unless the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity;

(k)	“CEO” has the meaning set forth in Section 3.2;

(l)

“Common Share Percentage” of an Investor means the number of issued Common Shares held by such Investor at the time such determination is made, divided by the total number of Common Shares issued and outstanding at the time such determination is made;

(m)	“Common Shares” means the common shares of the Corporation and any other class of shares of the Corporation that gives the holder the right to vote at a Shareholder Meeting;

(n)	“Confidential Information” has the meaning set forth in Section 8.1(a);

(o)

“Control”, “Controlled by” and “under common Control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and for such purposes a Person that is a limited partnership is deemed to be Controlled by its general partner(s);

(p)	“Corporation” has the meaning set forth in the recitals hereto;

(q)

“Debt Exchange Common Share Percentage” means, in respect of an Investor, the number of Debt Exchange Common Shares held by such Investor at the time such determination is made, divided by 6,072,579,705 (being the aggregate number of Debt Exchange Common Shares issued pursuant to the Plan), appropriately adjusted to reflect the effect of any stock splits, reverse splits or consolidations but for greater certainty excluding any Common Shares acquired by such Investor subsequent to the completion of the Plan;

Execution Version

(r)	“Debt Exchange Common Shares” has the meaning set forth in the recitals hereto;

(s)

“Derivative Instrument” means (i) an instrument, agreement, security or contract the value or market price of which is derived from, referenced to or based on the value or market price of the Common Shares including any swap, hedge or collar and, (ii) any other instrument, agreement, or understanding that affects, directly or indirectly, a person or company’s economic interest and/or voting rights in the Common Shares;

(t)	“Dispute” has the meaning set forth in Section 6.1;

(u)	“Effective Date” has the meaning set forth in the recitals hereto;

(v)	“Equity Incentive Plan” means any equity incentive plan for employees of the Corporation or its Subsidiaries;

(w)	“Equity Securities” means:

(i)	any Common Shares, preferred shares or other equity security of the Corporation,

(ii)

any security convertible or exchangeable, with or without consideration, into any Common Shares, preferred shares or other equity security (including any option to purchase such a convertible security), or

(iii)	any security carrying any warrant or right to subscribe to or purchase any Common Shares, preferred shares or other equity security, or any such warrant or right;

(x)	“Former Nominee” has the meaning set forth in Section 3.5;

(y)	“Gotham” has the meaning set forth in the recitals hereto;

(z)	“Gotham Nominees” has the meaning set forth in Section 3.1(a);

(aa)	“Gotham Observer” has the meaning set forth in Section 3.12(a)(i);

(bb)

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district;

Execution Version

(cc)	“[*]” has the meaning set forth in the recitals hereto;

(dd)	“[*] Nominee” has the meaning set forth in Section 3.1(d);

(ee)	“ICM” has the meaning set forth in the recitals hereto;

(ff)	“Investors” has the meaning set forth in the recitals hereto;

(gg)	“Joinder Agreement” means a joinder agreement in the form appended hereto at Schedule 9.6;

(hh)	“Management Nominees” has the meaning set forth in Section 3.7(a);

(ii)

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, as amended from time to time, and any successor legislation, regulation, rule or instrument;

(jj)	“New Directors” has the meaning set forth in the recitals hereto;

(kk)	“New Secured Notes” has the meaning set forth in the recitals hereto;

(ll)	“New Unsecured Notes” has the meaning set forth in the recitals hereto;

(mm)	“Nomination Committee” has the meaning set forth in Section 3.11(c);

(nn)	“Nominating Party” has the meaning set forth in Section 3.1;

(oo)	“Nominee” has the meaning set forth in Section 3.1;

(pp)	“Non-Participating Secured Lender Shares” means, at the relevant time, the lesser of:

(i)	the aggregate number of Debt Exchange Common Shares issued to the Non-Participating Secured Lenders on the Effective Date; and

(ii)

the aggregate number of Debt Exchange Common Shares held by the Non-Participating Secured Lenders pursuant to their most recent respective disclosure made publicly or to Gotham in writing and sent to the other Investors by Gotham;

(qq)	“Non-Participating Secured Lenders” means [*], [*], and [*];

(rr)	“Non-Votable Gotham Debt Exchange Common Shares” has the meaning set forth in Section 5.2;

(ss)	“[*]” has the meaning set forth in the recitals hereto;

(tt)	“[*] Nominee” has the meaning set forth in Section 3.1(b);

Execution Version

(uu)	“Parties” means, collectively, the Corporation, ICM, and the Investors;

(vv)

“Person” means any individual, corporation or company with or without share capital, partnership, joint venture, association, trust, unincorporated organization, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(ww)	“Plan” has the meaning set forth in the recitals hereto;

(xx)	“Prior Secured Notes” has the meaning given to it in the recitals;

(yy)

“Registration Rights Agreement” means the registration rights agreement entered into among the Investors, the Non-Participating Secured Lenders, the Corporation and ICM effective as of the Effective Date, as amended from time to time;

(zz)	“Related Parties” has the meaning set forth in Section 8.1(a)(i);

(aaa)	“Related Party Transaction” means any transaction that:

(i)	involves the Corporation or any of its Subsidiaries,

(ii)	requires Board approval, and

(iii)	either:

(A)	is a related party transaction as defined in MI 61-101, or

(B)	involves any company or other entity in which an Investor or any of its Affiliates has a debt or equity investment;

(bbb)	“Requisite Investors” means the Investors who together hold at least 80% of all of the Debt Exchange Common Shares held by all Investors at the time such determination is made;

(ccc)	“SEC” means the U.S. Securities and Exchange Commission;

(ddd)	“[*]” has the meaning set forth in the recitals hereto;

(eee)	“[*] Nominee” has the meaning set forth in Section 3.1(c);

(fff)	“Shareholder Meeting” has the meaning set forth in Section 3.7;

(ggg)	“Shareholders” means the holders of the Common Shares;

(hhh)

“Subsidiary” means, with respect to a corporation or limited liability company (the “Parent Corporation”), a corporation or limited liability company that is (i) Controlled by the Parent Corporation, or (ii) Controlled by one or more corporations or limited liability companies each of which is Controlled by the Parent Corporation, and for certainty, with respect to the Corporation, includes ICM;

Execution Version

(iii)	“Successor Candidate” has the meaning set forth in Section 3.5;

(jjj)	“Supermajority Board Approval” has the meaning set forth in Section 3.17(a);

(kkk)	“Unsecured Debenture Agreement” has the meaning set forth in the recitals hereto;

(lll)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(mmm)

“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities.

1.2	Meaning of “Held” in Relation to Common Shares

For the purposes of determining an Investor’s Common Share Percentage or Debt Exchange Common Share Percentage, the definition of Requisite Investors, and any other provision of this Agreement, such Investor shall be deemed not to hold any Common Shares to which a Derivative Instrument entered into by or on behalf of such Investor relates.

1.3	Schedules

The following schedules form an integral part of this Agreement:

Schedule 5.2 – Sample Voting Restriction Calculation

Schedule 9.6 – Joinder Agreement

ARTICLE 2

VOTING AGREEMENT

2.1	Voting Agreement

This Agreement, together with the Registration Rights Agreement, is the “Voting Agreement” as defined in the Plan and each has taken effect on the Effective Date pursuant to the Plan.

Execution Version

ARTICLE 3

BOARD COMPOSITION AND RELATED MATTERS

3.1	Nomination Right

The Investors shall be entitled to designate nominees for election or appointment to the Board (each, a “Nominee” and collectively the “Nominees” and each Investor entitled to designate a Nominee is a “Nominating Party”) by giving notice to the Corporation in accordance with this Article 3 as follows:

(a)	Gotham shall be entitled to designate its Nominees (the “Gotham Nominees”) as follows:

(i)

For so long as Gotham’s Debt Exchange Common Share Percentage is at least 30% (being ownership by Gotham of at least 1,821,773,912 Debt Exchange Common Shares assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)), Gotham shall be entitled to designate up to three individuals as Gotham Nominees;

(ii)

For so long as Gotham’s Debt Exchange Common Share Percentage is less than 30% but is at least 15% (being ownership by Gotham of between 1,821,773,911 and 910,886,956 Debt Exchange Common Shares, inclusive, assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)), Gotham shall be entitled to designate up to two individuals as Gotham Nominees;

(iii)

For so long as Gotham’s Debt Exchange Common Share Percentage is less than 15% but is at least 5% (being ownership by Gotham of between 910,886,955 and 303,628,985 Debt Exchange Common Shares, inclusive, assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)), Gotham shall be entitled to designate up to one individual as a Gotham Nominee.

The initial Gotham Nominees shall be the three individuals nominated as “New Directors” by the holders of the Prior Secured Notes under the Plan, two of whom will be nominated as of the Effective Date, and the third to be nominated shortly after the Effective Date.

(b)

[*] shall be entitled to designate up to one individual as Nominee (the “[*] Nominee”) for so long as [*]’ Debt Exchange Common Share Percentage is at least 5% (being ownership by [*] of at least 303,628,985 Debt Exchange Common Shares assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)). The initial [*] Nominee shall be the individual nominated as a “New Director” by [*] under the Plan.

(c)

[*] shall be entitled to designate up to one individual as Nominee (the “[*] Nominee”) for so long as [*]’s Debt Exchange Common Share Percentage is at least 5% (being ownership by [*] of at least 303,628,985 Debt Exchange Common Shares assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)). The initial [*] Nominee shall be the individual nominated as a “New Director” by [*] under the Plan.

Execution Version

(d)

[*] shall be entitled to designate up to one individual as Nominee (the “[*] Nominee”) for so long as [*]’s Debt Exchange Common Share Percentage is at least 5% (being ownership by [*] of at least 303,628,985 Debt Exchange Common Shares assuming no adjustment is required to calculate such percentage as contemplated in Section 1.1(q)). The initial [*] Nominee shall be the individual nominated as a “New Director” by [*] under the Plan.

3.2	Appointment of CEO

(a) The Corporation shall hire a chief executive officer (and any successor thereto) who has been unanimously approved by the Investors in writing, such approval not to be unreasonably withheld (the “CEO”).

(b) The Corporation shall arrange for the CEO (other than an interim CEO) to be appointed to the Board upon the CEO taking office in accordance with applicable law and, thereafter, in accordance with Section 3.7.

3.3	Board Size

(a) Unless the Requisite Investors otherwise agree in writing, the number of directors constituting the full Board (the “Board Size”) shall not exceed seven (which seven shall initially be comprised of the New Directors and the CEO once appointed pursuant to Section 3.2). The Corporation shall not include as nominees of management for election to the Board at a Shareholder Meeting any individual other than:

(i)	the Nominees;

(ii)	the CEO; and

(iii)	any individual(s) approved by the Nomination Committee but only to the extent that the total number of nominees of management at a Shareholder Meeting does not exceed the Board Size.

(b) The Corporation shall not do any of the following without the prior approval of the Requisite Investors:

(i)

subject to the obligations of the directors of the Corporation to comply with their fiduciary duties under applicable law, fail to recommend against any proposal by the Shareholders to increase or decrease the Board Size; nor

(ii)	amend or repeal the advance notice provisions in section 14.12 of the Articles.

Execution Version

3.4	Nomination Procedure – Meetings

The Corporation shall notify each Nominating Party at least 90 days prior to the date of any Shareholder Meeting. To nominate one or more individuals for election as directors at such Shareholder Meeting, the Nominating Party may notify the Corporation of such Nominee(s) at any time following receipt of such notice, but at least 45 days prior to the date of the Shareholder Meeting. If a Nominating Party does not advise the Corporation of the identity of any such Nominee(s) prior to such deadline, then such Nominating Party shall be deemed to have nominated its incumbent Nominee(s). The Corporation shall advise the Investors of the mailing date of any such proxy solicitation materials at least 20 Business Days prior to such date, and each Investor shall cause its Nominee(s) to provide such information as reasonably requested by the Corporation for the preparation of such materials.

3.5	Resignation and Replacement of Nominees

In the event that a Nominee is not elected to the Board at a Shareholder Meeting or a Nominee resigns (or his or her successor elected or appointed pursuant to this Section 3.5 resigns) from the Board, becomes permanently incapacitated, becomes ineligible to be a director of the Corporation under law or policies of a relevant stock exchange, is removed by the Shareholders, or refuses to consent to being a director or stand for election or is not elected for any reason then as soon as possible after the Nominee is no longer a director of the Corporation or, to the knowledge of the Corporation, no longer eligible to be a director of the Corporation (any such individual, a “Former Nominee”), the Nominating Party which designated such Former Nominee, provided such Investor continues to be a Nominating Party, shall be entitled to designate a replacement Nominee, and the Corporation shall comply (to the extent possible) with the procedures set forth in this Article 3 to nominate a successor (a “Successor Candidate”) to such Former Nominee in order to cause his or her appointment or election to the Board as soon as practicable and as permitted under applicable law, and thereafter, “Nominee” shall be interpreted to exclude the Former Nominee and include any such Successor Candidate that is designated by the relevant Nominating Party. In the event that a Nominee that is a Management Nominee is not elected to the Board at the applicable Shareholder Meeting, the Board shall not conduct any business during the period from the date of such Shareholder Meeting until the earlier of: (i) three Business Days following such Shareholder Meeting, and (ii) the appointment or election of a Successor Candidate pursuant to this Section 3.5.

3.6	Election or Appointment

After the Effective Date, and once any Nominee has been nominated by any of the Nominating Parties pursuant to this Article 3, the Corporation shall:

(a)

call a Shareholder Meeting for the purpose of considering the election of such Nominee to the Board, such Shareholder Meeting to be held on a date that is no later than 60 days following the Nominee’s designation;

(b)	arrange for the Nominee to be appointed to the Board under applicable corporate law to fill any vacancies; or

(c)	a combination of the foregoing.

Execution Version

3.7	Obligations of the Corporation

The Corporation shall in respect of every meeting of Shareholders at which the election of directors to the Board is considered, and at every reconvened meeting following an adjournment or postponement thereof (a “Shareholder Meeting”), nominate for election to the Board the Nominees, and shall use its commercially reasonable efforts to obtain Shareholder approval for the election of the Nominees at such Shareholder Meeting (including, without limitation, by soliciting proxies in favour of the Nominees) and to that end:

(a)

the Corporation shall include each of the Nominees, the CEO and any other Person contemplated by Section 3.3(a) (collectively, the “Management Nominees”) as nominees of management for election to the Board in the notice of meeting, the management information circular, proxy statement and form of proxy and voting instruction form relating to the applicable Shareholder Meeting;

(b)

the Corporation shall solicit proxies from Shareholders in favour of the election of the Nominees in a manner no less rigorous or favourable than the manner in which the Corporation supports all of its other Management Nominees for election at any such Shareholder Meeting, including where appropriate engaging a proxy solicitation firm;

(c)	the Corporation shall promptly advise the Nominating Parties of any notices received by the Corporation under its advance notice provision relating to the nomination of directors in the Articles;

(d)	the Corporation shall otherwise make commercially reasonable efforts to obtain Shareholder approval for the election of the Management Nominees at each Shareholder Meeting; and

(e)	the Corporation shall arrange for the Nominees to be appointed to the Board where permitted by applicable law and obtain Shareholder approval at the next Shareholder Meeting.

3.8	Shareholder Support

(a) Any nomination and election of the Management Nominees to the Board is subject to the approval of Shareholders (including compliance with any majority voting policy, rule or law) and regulatory approval, if required.

(b) Each Investor covenants with the Corporation that, at each Shareholder Meeting, it shall not vote, or cause to be voted, any Equity Securities or take any other action that could reasonably result in a Management Nominee failing to be elected at a Shareholder Meeting or appointed in accordance with applicable law.

(c) The obligations of each Investor under Section 3.8(b) are several and not joint and several.

Execution Version

3.9	Qualifications

(a) All directors, including all Nominees, shall, at all times while serving on the Board, meet the qualification requirements to serve as a director under the Act, applicable securities laws and the rules of any stock exchange on which the Equity Securities are listed and shall promptly provide all required information, including personal information forms required by any relevant stock exchange. If a director, including any of the Nominees, no longer meets the qualification requirements to serve as a director under the Act or the applicable stock exchange on which the Equity Securities are listed, he or she may be replaced as a director pursuant to Section 3.5.

(b) The Nominating Parties and the Corporation shall work in good faith to ensure that the composition of the Board and each of the Board’s committees, including its audit committee, meet all applicable independence, financial literacy and other requirements under applicable laws and stock exchange rules.

3.10	Failure to Designate

A failure by a Nominating Party to exercise its nomination right under this Agreement shall not restrict the ability of such Party to designate a Nominee at any time in the future.

3.11	Committees

(a) At any time the Board may establish committees, other than an executive committee, and determine their members’ composition from time to time, but will first offer positions on each Board committee to the Nominees provided they meet the eligibility requirements to serve on the relevant Board committee.

(b) As of the Effective Date, the audit committee of the Board shall be comprised of one Gotham Nominee, the [*] Nominee, and the [*] Nominee, provided that such Nominees meet the applicable requirements and consent thereto, together with such other directors as the Board may determine.

(c) As of the Effective Date, the nomination committee of the Board shall be comprised of such directors as the Board may determine (the “Nomination Committee”).

(d) As of the Effective Date, the compensation committee of the Board shall be comprised of the [*] Nominee together with such other directors as the Board may determine.

3.12	Observers

(a) The Investors shall be entitled to appoint Board observers as follows:

(i)

Gotham is irrevocably and unconditionally (subject to the terms hereof) granted the right to appoint two non-voting observers designated by Gotham to the Board (the “Gotham Observers”), provided that the total number of Gotham Observers, together with the observers appointed by the Collateral Agent (as defined under the A&R DPA) pursuant to the A&R DPA, shall not exceed two; and

Execution Version

(ii)

the holders of New Unsecured Notes (excluding Gotham) are irrevocably and unconditionally (subject to the terms hereof) granted the collective right to appoint one non-voting observer to the Board (the “Unsecured Observer”, and together with the Gotham Observers, the “Observers” and each is an “Observer”), provided that the total number of Unsecured Observers, together with the observers appointed by the holders of New Unsecured Notes pursuant to the Unsecured Debenture Agreement, shall not exceed one.

(b) The Observers shall be appointed upon written notice to the Corporation and the other Investors, and upon the execution by the Observer of a customary board observer agreement with the Corporation. The initial Observers have executed board observer agreements that continue to be effective as of the Effective Date.

(c) The Observers shall be provided with notice of, and relevant materials to be considered at, all meetings of the Board (and all committees thereof) and shall be entitled to attend and participate (other than voting) in all meetings of the Board (and all committees thereof); provided, however, that the Observers will be subject to the same obligations of confidentiality and disclosure of material conflicts, and the same prohibitions on the appropriation of corporate opportunities to which all of the Board members are subject. The Observers may participate in the discussions of matters brought to the Board, provided that the Observers shall have no voting rights. The Observers shall also be entitled to the same indemnification, insurance and other protections to which the other members of the Board are entitled, including as described in Section 3.14 hereof. The Corporation shall reimburse each Observer for the reasonable out-of-pocket expenses incurred by such Observer in connection with satisfying his or her role as Observer, up to a maximum amount of $25,000 in any 12-month period, unless otherwise agreed in writing between the Corporation and an Observer.

(d) Gotham and the holders of the New Unsecured Notes may replace their respective Observers, or any one Observer, with a different Observer at any time in their sole discretion by providing written notice thereof to the Corporation and the other Investors in accordance with Section 3.12(b).

3.13	Subsidiary Governance

The Corporation shall remain the sole member and manager of ICM. The board (or other similar governing body) of each other Subsidiary shall be comprised of such members of the Corporation’s management team as determined by the Board from time to time.

3.14	D&O Insurance and Indemnity Agreement

The Corporation shall obtain and maintain in force a directors’ and officers’ insurance policy, with coverage and on terms acceptable to the Board. Each Nominee shall be entitled to the benefit of customary director’s and officer’s liability insurance and a contractual indemnity agreement with the Corporation in a form that is reasonably satisfactory to all of the Nominees.

Execution Version

3.15	Director Compensation

The compensation of directors shall be determined by the Board and, and once determined, shall be set out in a customary agreement with each director, including provisions regarding reimbursement of expenses, provided however that any Nominee that is employed by an Investor shall receive no compensation from the Corporation but the Nominee or the Investor that appointed the Nominee may be reimbursed for expenses by the Corporation.

3.16	Chair of the Board

The chair of the Board shall be the CEO. If there is no CEO, the Board shall determine from time to time which individual is to serve as chair of the Board. The chair shall have no special or additional powers and in particular, but without limitation, shall not have a casting vote at meetings of the Board.

3.17	Board Matters

(a) “Supermajority Board Approval” means the approval of at least five directors of the Corporation, except:

(i)	if fewer than five directors are entitled to vote on a matter, the unanimous approval of the directors entitled to vote on such matter is required, and

(ii)	if more than seven directors are entitled to vote on a matter, the approval of at least 75% of the directors is required.

(b) The matters set out below shall require Supermajority Board Approval:

(i)	approval of the issuance of voting Equity Securities of the Corporation, (other than pursuant to an Equity Incentive Plan);

(ii)	approval of a Related Party Transaction;

(iii)	approval of a Change of Control Transaction that requires Board approval; and

(iv)	any amendments to the New Secured Notes or the New Unsecured Notes.

ARTICLE 4

INFORMATION RIGHTS

4.1	Financial Statements

The Corporation will provide to the Investors interim financial statements within 60 days of the end of each fiscal quarter and audited annual financial statements within 120 days of each fiscal year-end, provided that the Corporation shall be deemed to have complied with this Section 4.1 upon the public filing of such financial statements with the SEC or any applicable securities regulatory authority in accordance with Section 4.2 hereof.

Execution Version

4.2	Securities Filings

The Corporation will within the required time, file with any applicable securities regulatory authority, any documents, reports and information, in the required form, required to be filed by applicable securities laws, together with any applicable filing fees and other materials.

4.3	Other Information

The Corporation will promptly deliver to each Investor an annual budget as approved by the Board and such additional information regarding the business, legal, financial or corporate affairs of the Corporation or any of its Subsidiaries as any Investor may from time to time reasonably request.

4.4	Notices of Material Adverse Changes, Proceedings, etc.

Promptly after an officer of the Corporation or any of its Subsidiaries has obtained knowledge thereof, the Corporation will notify the Investors in writing of:

(a)	any matter that has resulted or could reasonably be expected to result in a material adverse effect on the Corporation or any of its Subsidiaries; and

(b)	the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Body against the Corporation or any of its Subsidiaries.

Each such notice shall be accompanied by a written statement of an officer of the Corporation setting forth details of the occurrence referred to therein and stating what action the Corporation has taken and proposes to take with respect thereto.

4.5	Inspection Rights

The Corporation will (i) maintain and cause each of its Subsidiaries to maintain, complete and accurate books and records, (ii) permit, and cause each of its Subsidiaries to permit, each Investor to have access to such books and records, and (iii) permit, and cause each Subsidiary to permit, any Investor, its accountants or other advisors to inspect the properties and operations of the Corporation and each of its Subsidiaries on reasonable advance notice and during normal business hours.

4.6	Tax Reporting

The Corporation represents and warrants that as of the Effective Date it has not, and covenants that it will not on or after the Effective Date, finalize any Canadian or U.S. federal income tax analyses or opinions, nor any supporting materials for such analyses or opinions, relating to the transactions being undertaken pursuant to the Plan (including, without limitation, any valuations or appraisals of the Debt Exchange Common Shares being issued pursuant to the Plan) prior to consultation with and approval of the Requisite Investors. The Investors shall have the right to review and comment on such analysis, opinions and supporting materials and the Corporation shall take into account all such comments that are reasonable. The Corporation represents and warrants that it provided current drafts of all such Canadian and U.S. federal income tax analyses, opinions and supporting materials to the Investors no later than three Business Days prior to the Effective Date.

Execution Version

ARTICLE 5

COVENANTS OF THE INVESTORS

5.1	Notice of Drop of Debt Exchange Common Share Percentage below 5%

If any Investor’s Debt Exchange Common Share Percentage falls below 5%, such Investor will provide notice in writing to that effect to each of the other Investors and the Corporation as soon as possible after such Investor becomes aware. In addition, Gotham shall provide notice in writing to the other Investors and the Corporation when its Debt Exchange Common Share Percentage falls below a threshold set out in Section 3.1(a).

5.2	Gotham Voting Restriction

(a) Subject to Section 5.2(b) and Section 5.2(c), on the record date in respect of any meeting of the Shareholders, if:

(i)	the number of Debt Exchange Common Shares held by Gotham at such time; plus

(ii)	the number of Non-Participating Secured Lender Shares at such time would represent more than 35.78% of the votes attached to all of the issued and outstanding Common Shares, then, unless Supermajority Board Approval is obtained, Gotham shall not vote at such meeting of the Shareholders such number of its Debt Exchange Common Shares (the “Non-Votable Gotham Debt Exchange Common Shares”) that would otherwise result in the Secured Lenders being able to vote more than 35.78% of the votes attached to all of the issued and outstanding Common Shares (for purposes of calculating the number of Non-Votable Gotham Debt Exchange Common Shares, such shares shall be excluded from the total number of issued and outstanding Common Shares). See Schedule 5.2 for a sample voting restriction calculation as of the Effective Date.

(b) The voting restriction set out in Section 5.2(a) shall not apply in respect of a vote in favour of a Change of Control Transaction.

(c) The voting restriction set out in Section 5.2(a) shall cease to apply on the earlier of:

(i)	the date that the Debt Exchange Common Share Percentage of each of [*], [*] and [*] is less than 5%; and

(ii)	the date that is three years from the Effective Date.

Execution Version

5.3	Gotham Standstill

Until the date that is three years from the Effective Date, unless Supermajority Board Approval is obtained, Gotham shall not, directly or indirectly, acquire Common Shares that will cause Gotham’s Common Share Percentage to exceed the percentage calculated as follows:

(a)	49.9%, minus

(b)	the percentage resulting from the number of Non-Participating Secured Lender Shares divided by the total number of Common Shares issued and outstanding at the time such determination is made,

which, as of the Effective Date, is 42.40%.

5.4	Additional Representations and Covenants of the Investors

(a) Subject to Section 5.4(b):

(i)

each Investor represents that it is not acting, and agrees that it shall not act, jointly or in concert (as contemplated by Canadian Securities Laws) or as part of a “group” (as contemplated by U.S. Securities Laws) with any Person (other than its Affiliates) in relation to a Change of Control Transaction, the voting of Equity Securities, or the acquisition, holding or disposition of Equity Securities; and

(ii)

each Investor agrees, and agrees to cause each of its Affiliates, not to enter into or offer to enter into or otherwise agree to be bound by a lockup, voting, support or other similar agreement with respect to any Equity Securities held by such Investor or Affiliate in connection with any Change of Control Transaction.

(b) The prohibitions in Section 5.4(a) do not apply to any agreement, transaction or other matter that:

(i)	has been approved by a Supermajority Board Approval; or

(ii)	is in respect of an Approved Change of Control Transaction.

(c) The obligations of each Investor under this Section 5.4 are several and not joint and several.

Execution Version

ARTICLE 6

DISPUTE RESOLUTION

6.1	Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, interpretation, termination or validity thereof (a “Dispute”) will be submitted to arbitration pursuant to the Arbitration Act, 1991 (Ontario) in accordance with the following:

(a)

The arbitration tribunal will consist of one arbitrator appointed by mutual agreement of the Parties to the Dispute, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any Parties to the Dispute may apply to a judge sitting in Toronto, Ontario to appoint an arbitrator. The arbitrator must be qualified by education and training to rule upon the particular matter to be decided.

(b)

The arbitrator will be instructed that time is of the essence in the arbitration proceeding and that, in any event, the arbitration award must be made within 30 days of the submission of the Dispute to arbitration.

(c)

After written notice is given to refer any Dispute to arbitration, the Parties to the Dispute will meet within 10 Business Days of delivery of the notice and negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are adopted by this Section 6.1, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk.

(d)	The seat of the arbitration shall be Toronto.

(e)

The arbitration award will be given in writing and will be final and binding on the Parties, not subject to any appeal. Subject to the provision of this Section 6.1(e), the arbitration award will deal with the question of costs of arbitration and all related matters. A Party to a Dispute may, at any time, make an offer to the other Parties to the Dispute to settle all or any part of the Dispute. Any offer to settle is deemed to be an offer of compromise made in confidence and without prejudice. The fact that an offer to settle has been made may not be communicated to the arbitrator until the arbitrator has made a final determination of all aspects of the Dispute other than costs. If an offer to settle is not accepted and the arbitration award is no more favourable to the Party to which the offer was made, the Party making the offer is entitled to all of its costs in connection with the arbitration in respect of the period from the date the offer to settle was made to the making of the arbitration award. The costs of arbitration include the arbitrators’ fees and expenses, the provision of a reporter and transcripts, reasonable legal fees and reasonable costs of preparations.

(f)	Judgment upon any award may be entered in any court having jurisdiction or application may be made to the court for a judicial recognition of the award or an order of enforcement, as the case may be.

Execution Version

(g)

All Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws, rules, tort claims and interest claims) are governed by the law of Ontario and the federal law of Canada applicable therein.

(h)

Despite the submission of a Dispute to arbitration, each Party shall continue to perform all of its obligations under this Agreement until the final disposition of the arbitration. Each Party shall only cease or curtail such performance if the Party is expressly permitted to do so by a final award of the arbitral tribunal that has not been appealed, by a final court judgment, or otherwise by court order. The Parties agree that the breach of this term requiring continued performance of the Agreement will cause serious and irreparable damage and harm to the affected Party and that remedies at law may be inadequate to compensate for such a breach. Each Party agrees that an injunction or order for specific performance, or both, is an appropriate remedy to enforce this term, without proof of factual damages, in addition to any other remedy to which the affected Party may be entitled.

(i)

In addition to any other confidentiality obligations that may apply, the Parties shall keep confidential and not disclose to any person the existence of the arbitration and any element of the arbitration (including submissions and any evidence of or documents presented or exchanged and any awards thereunder), except to the arbitral tribunal, the Parties’ auditors and insurers, legal counsel to the Parties and any other person necessary to the conduct of the arbitration and except to the extent required by law, the rules of a stock exchange or securities regulatory authority having jurisdiction over a Party, or as required for any court application to set aside or enforce any award or decision made pursuant thereto. No individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by a confidentiality provision similar in form and substance to this paragraph.

(j)

By agreeing to arbitration and negotiating in good faith, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a legal court, the arbitrator shall have full authority to grant provisional remedies, statutory remedies and to award damages for the failure of the disputing Parties to respect the arbitrator’s orders to that effect.

ARTICLE 7

AMENDMENT, WAIVER AND TERMINATION

7.1	Amendment and Waiver

(a) Any amendment or modification to this Agreement shall be in writing and signed by the Requisite Investors, the Corporation and ICM. No amendment shall be enforced against an Investor if such amendment would negatively affect such Investor in a manner that is disproportionate relative to its effect on the other Investors, unless such affected Investor provides its consent in writing.

Execution Version

(b) Any Party may (i) extend the time for the performance of any of the obligations or acts of another Party, (ii) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party; provided that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and approved in writing by the Requisite Investors and, unless otherwise provided in the written waiver, shall be limited to the specific breach or condition waived and shall not extend to any other matter or occurrence. No failure or delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege under this Agreement.

7.2	Termination

(a) Each of Gotham, [*], [*] and [*] will cease to be an “Investor” on the earlier occurrence of:

(i)	the date on which such Investor’s Debt Exchange Common Share Percentage is less than 5%; and

(ii)	the Investor materially breaches this Agreement and such breach is not cured within 20 Business Days after receipt by the Investor of written notice thereof from the Corporation or any other Investor.

(b) This Agreement may be terminated by written agreement of the Requisite Investors, the Corporation and ICM.

(c) This Agreement shall terminate automatically when there are no longer any Investors as a result of the operation of Section 7.2(a).

7.3	Effect of Termination

(a) If Gotham, [*], [*] or [*] ceases to be an “Investor” in accordance with Section 7.2(a), the terms “Investor” and “Investors”, as applicable, shall be read not to include any of the Parties Affiliated therewith, and such Parties shall cease to be bound by the provisions of this Agreement except for the provisions set out in Section 7.3(b).

(b) Upon any termination of this Agreement (including termination in respect of a Party in accordance with Section 7.3(a)), the obligations in Article 6, Article 8 and Article 9 and such other provisions necessary to give effect thereto shall continue to apply.

Execution Version

ARTICLE 8

CONFIDENTIALITY

8.1	Confidential Information

(a) Each Party (a disclosing Party being a “Disclosing Party”, and a receiving Party being a “Receiving Party”), agrees to maintain the confidentiality of all non-public information received from the other relating to such Party or its business (the “Confidential Information”), except that Confidential Information may be disclosed by a Receiving Party:

(i)

to its respective Affiliates and its and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates (collectively, “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential);

(ii)	to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Receiving Party or its Related Parties (including any self-regulatory authority);

(iii)

to the extent required by any law or by any subpoena, court order, or similar legal process; provided that, unless specifically prohibited by applicable law or court order, the Receiving Party shall use commercially reasonable efforts to:

(A)

notify the Disclosing Party of any request by any Governmental Body or representative thereof (other than any such request in connection with an examination of an Investor by such Governmental Body) for disclosure of any such Confidential Information prior to disclosure of such Confidential Information, and

(B)

cooperate with the Disclosing Party in its attempts to seek a protective order or to otherwise limit or restrict disclosure of its proprietary information, at the Disclosing Party’s sole cost and expense, provided that, if the Disclosing Party is unable to obtain a protective order or otherwise limit or restrict disclosure of its Confidential Information, the Receiving Party may disclose the relevant Confidential Information, but only to the extent legally required;

(iv)	in connection with the exercise of any remedies hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of its rights hereunder;

(v)	subject to an agreement containing provisions substantially the same as those of this Article 8, to

Execution Version

(A)	any actual or potential assignee, transferee, or participant in connection with the assignment or transfer by Investors or any participations therein, or

(B)

any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to the Corporation or any of its Subsidiaries or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty, or advisor is advised of, and agrees to be bound by, the provisions of this Article 8;

(vi)	with the consent of the Disclosing Party; or

(vii)	to the extent such Confidential Information

(A)	becomes publicly available other than as a result of a breach of this Article 8, or

(B)	is available to the Receiving Party or its Related Parties on a non-confidential basis prior to disclosure by the Disclosing Party, or

(C)

becomes available to the Receiving Party or its Related Parties on a non-confidential basis from a source or third party other than the Disclosing Party, where such third party was not, to Receiving Party’s knowledge, under an obligation of confidence with the Disclosing Party at the time of such third party’s disclosure to the Receiving Party, or

(D)	was independently developed by the Receiving Party or its Related Parties without using any Confidential Information of a Disclosing Party.

(b) Any Person required to maintain the confidentiality of Confidential Information as provided in this Article 8 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

ARTICLE 9

MISCELLANEOUS

9.1	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

Execution Version

9.2	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

9.3	Currency

Except where otherwise expressly provided, all amounts in this Agreement are expressed in U.S. dollars.

9.4	Governing Law

This Agreement and all matters arising out of or relating to this Agreement are governed by the laws of the Province of Ontario, and the federal laws of Canada applicable thereunder. Subject to Article 6, each Party hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

9.5	Specific Performance

It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9.6	Successors and Assigns; Joinder

Upon any assignment or transfer of Common Shares held by any of the Investors, except for transfers to non-Affiliated third party transferees, the assignee or transferee shall be required to enter into this Agreement by completing a Joinder Agreement, the form of which is attached hereto at Schedule 9.6, and such Investor shall be deemed to include such assignee or transferee for all purposes of this Agreement. Except as otherwise expressly provided, the provisions prescribed herein shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto.

9.7	Entire Agreement

This Agreement, together with all other documents and instruments referred to herein, constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

9.8	Further Assurances

Each of the Parties shall, from time to time hereafter, promptly do, execute, deliver or cause to be done, executed and delivered, all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

Execution Version

9.9	Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be deemed severed from this Agreement and the remainder of the provision of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties shall thereupon promptly and in good faith negotiate to modify this Agreement to the extent practicable with replacement provisions which are lawfully effective and which will preserve to the maximum extent each Party’s benefits under the severed provision.

9.10	Time of the Essence

Time is of the essence in this Agreement.

9.11	Delays or Omissions

No delay or omission to exercise any right, power, or remedy accruing to any holder, upon any breach, default or noncompliance of any Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Party’s part of any breach, default or noncompliance under the Agreement or any waiver on such Party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to holders, shall be cumulative and not alternative.

9.12	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party shall be in writing and may be given by delivering same or sending same by facsimile or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any such notice, consent, waiver, direction or other communication shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, or if not, the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day, or if not, the next succeeding Business Day) unless actually received after 4:30 p.m. (recipient’s time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service for each of the Parties hereto shall be as follows:

(a)	to the Corporation, ICM, and any Subsidiary at:

iAnthus Capital Holdings, Inc.

c/o McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, ON M5J 2T3

Attention:   Wael Rostom, Tushara Weerasooriya and James Munro

Email:         wael.rostom@mcmillan.ca

          tushara.weerasooriya@mcmillan.ca

          james.munro@mcmillan.ca

Execution Version

(b)	to Gotham at:

c/o Gotham Green Partners, LLC

1437 4th Street, Suite 200

Santa Monica, CA

90401

Attention:    [*]

Email:         [*]

with a copy (which shall not be deemed notice) to:

SkyLaw Professional Corporation

3 Bridgman Avenue, Suite 204

Toronto, ON M5R 3V4

Attention:    Kevin R. West

Email: kevin.west@skylaw.ca

(c)	to [*] at:

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:    Ryan Jacobs and Jeff Roy

Email:         rjacobs@cassels.com

          jroy@cassels.com

Execution Version

(d)	to [*] at:

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:        Ryan Jacobs and Jeff Roy

Email:              rjacobs@cassels.com

              jroy@cassels.com

(e)	to [*] at:

[*]

Attention:     General Counsel

with a copy (which shall not be deemed notice) to:

Stikeman Elliott LLP

Suite 5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:         Brian M. Pukier and Ashley Taylor

Email:               bpukier@stikeman.com

                ataylor@stikeman.com

9.13	Counterparts

This Agreement may be executed and delivered in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Investor Rights Agreement as of the date set forth above.

iANTHUS CAPITAL HOLDINGS, INC.

By:	(Signed) “Robert Galvin”
Name: Robert Galvin
Title: Interim Chief Executive Officer

iANTHUS CAPITAL MANAGEMENT, LLC

By:	(Signed) “Robert Galvin”
Name: Robert Galvin
Title: Chief Executive Officer

[Signature page to Investor Rights Agreement]

GOTHAM GREEN FUND 1, L.P. By Gotham Green GP 1, LLC, its General Partner			GOTHAM GREEN FUND 1 (Q), L.P. By Gotham Green GP 1, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

GOTHAM GREEN FUND II, L.P. By Gotham Green GP II, LLC, its General Partner			GOTHAM GREEN FUND II (Q), L.P. By Gotham Green GP II, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

GOTHAM GREEN CREDIT PARTNERS SPV 1, L.P. By Gotham Green Partners GP 1, LLC, its General Partner			GOTHAM GREEN PARTNERS SPV V, L.P. By Gotham Green Partners SPV V, LLC, its General Partner

By:		By:
	Name:		Name:
	Title:		Title:

[Signature page to Investor Rights Agreement]

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[*]

By:
Name:
Title:

[Signature page to Investor Rights Agreement]

SCHEDULE 5.2

SAMPLE VOTING RESTRICTION CALCULATION

For example, as of the Effective Date, assuming:

(i)	Gotham receives 2,568,047,190 Debt Exchange Common Shares;

(ii)	the Non-Participating Secured Lenders receive 468,242,662 Debt Exchange Common Shares; and

(iii)	there are 6,244,297,897 Common Shares issued and outstanding;

Gotham would not be permitted to vote in aggregate 1,248,956,812 of its Debt Exchange Common Shares (in this example, the “Non-Votable Gotham Debt Exchange Common Shares”) because:

(a)

the number of Debt Exchange Common Shares held by Gotham (2,568,047,190) plus the Non-Participating Secured Lender Shares (468,242,662) less the Non-Votable Gotham Debt Exchange Common Shares (1,248,956,812);

(b)	divided by the total outstanding Common Shares (6,244,297,897) less the Non-Votable Gotham Debt Exchange Common Shares (1,248,956,812)

is equal to 35.78%. Therefore, Gotham would be able to vote 1,319,090,378 of its Debt Exchange Common Shares and also vote any other Common Shares it holds or acquires, but it would not be able to vote the 1,248,956,812 Non-Votable Gotham Debt Exchange Common Shares.

The number of Non-Votable Gotham Debt Exchange Common Shares will decrease over time (and therefore the number of Debt Exchange Common Shares that Gotham will be able to vote will increase) as the number of Non-Participating Secured Lender Shares decreases and as the number of outstanding Common Shares increases.

5.2-1

SCHEDULE 9.6

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made as of the date below by the undersigned in connection with the Investor Rights Agreement dated [_____________], 20[_____] (as amended or modified from time to time, the “Investor Rights Agreement”) among iAnthus Capital Holdings, Inc., iAnthus Capital Management, LLC, and each of the Investors (as defined in the Investor Rights Agreement). Capitalized terms used herein have the meanings assigned in the Investor Rights Agreement unless otherwise defined herein.

RECITALS:

(a) Section 9.6 of the Investor Rights Agreement requires that, upon any assignment or transfer of Common Shares held by any of the Investors, except for transfers to non-Affiliated third party transferees, the assignee or transferee shall be required to enter into the Investor Rights Agreement by completing this Joinder Agreement, and shall be treated as a Party and an Affiliate of the applicable Investor for all purposes of the Investor Rights Agreement, unless the Parties agree otherwise.

(b) The undersigned wishes to be bound by the terms of the Investor Rights Agreement on the terms and subject to the conditions set forth in this Joinder Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees as follows:

(a) The undersigned hereby agrees to become a party to the Investor Rights Agreement and to be fully bound by, and subject to all of the covenants, terms, and conditions of the Investor Rights Agreement as though an original Party thereto.

(b) The undersigned hereby represents and warrants to each of the other Parties that:

(i)	it is an Affiliate of the Investor identified on the signature page hereof,

(ii)	the representations and warranties set forth in the Investor Rights Agreement, as applicable, are true and correct with respect to the undersigned as if given on the date hereof, and

(iii)	the covenants set forth in the Investor Rights Agreement, as applicable, will remain true with respect to the undersigned.

(c) Nothing in this Joinder Agreement modifies the Investor Rights Agreement except for the addition of the undersigned as a Party. The Investor Rights Agreement shall remain in full force and effect in accordance with its terms.

9.6-1

STRICTLY CONFIDENTIAL

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of __________, 20_____.

[NAME OF PARTY]

By:
Name: Title:

Details of Party

Name of applicable Investor for purposes of the Investor Rights Agreement (Gotham / [*] / [*] / [*]):

Jurisdiction of formation:

Mailing Address:

Name of contact person for notices:

Email of contact person:

9.6-2